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                                                                      EXHIBIT 23

                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of May 2, 2002 between AMERICAN ACCESS TECHNOLOGIES, INC., a Florida corporation (the "Corporation"), and JOHN PRESLEY, an individual ("Executive").

       WHEREAS, Executive has been in the employ of the Corporation as its President and Chief Executive Officer; and

       WHEREAS, the Corporation desires to assure the continuation of Executive's services in connection with its business and that of its subsidiaries and affiliates;

       THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

       1. Employment. Corporation hereby employs Executive and Executive accepts such employment on the terms and conditions set forth herein.

              1.1 Executive covenants to perform in good faith his employment duties as outlined herein, devoting his full productive time, energies and abilities to the proper and efficient management of the business of the Corporation and its subsidiaries and affiliates and for their exclusive benefit.

              1.2 Executive shall not, without the prior written consent of the Corporation, directly or indirectly, during the term of this Agreement: (i) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation or its subsidiaries and affiliates, or (ii) engage in any activity competitive with or adverse to the Corporation's business or welfare, whether alone, as a partner or member, or as an officer, director, Executive or 5% or greater shareholder of a corporation.

       2. Term of Employment. Subject to the provisions set forth herein, the term of Executive's employment hereunder shall continue for one (1) year.

       3. Duties. Executive shall be employed and perform duties similar to those that he is now performing on behalf of Corporation, or such other activities within his area of expertise which the Corporation determines.

       4. Compensation. For all services he may render to the Corporation during the term of this Agreement, including services as officer, director or member of any committee of the

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Board of Directors of the Corporation and its subsidiaries, Executive shall receive the following compensation:

              4.1 Executive shall receive a base salary at the rate of $175,000 per year.

              4.2 Option to purchase from the Company 300,000 fully paid and non-assessable shares of Common Stock of the Company ( the "Option") at a purchase price of $1.00 per share (the "Purchase Price"). The number of said shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

              4.3 Said Options shall expire five (5) years from the date hereof and shall remain in full effect even if employment should terminate at an earlier date.

       Exercise of Option. (a) This Option may be exercised in full or in part by the holder hereof by transmitting a notice of exercise hereof duly executed by such holder, to the Secretary of the Company at its principal office, accompanied by payment, by check or wire transfer, of the Purchase Price for the shares of Common Stock to be purchased. To the extent unexercised, this Option shall continue in full force and effect until the Expiration Date.

              (b) As an alternative to payment of the Purchase Price in accordance with sub-section (a) above, the holder may elect to effect a cashless conversion by so indicating on the notice of exercise and including calculation of the number of shares of Common Stock to be issued upon such conversion in accordance with the terms hereof (a "Cashless Conversion"). In the event of a Cashless Conversion, the holder shall surrender this Option for that number of shares of Common Stock determined by (i) multiplying the number of shares for which this Option is being exercised by the Per Share Option Value and (ii) dividing the product by the closing price of one share of the Common Stock on the trading day immediately preceding the exercise date.

       For the purpose of this Option, Per Share Option Value shall mean the difference resulting from subtracting the Exercise Price from the closing price of one share of Company Common Stock on the trading day immediately preceding the exercise of this Option.

       4.4 Delivery of Stock Certificates, Etc. As soon as practicable after any exercise of this Option and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issuance fees) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon such exercise, together with any other stock or securities or property to which such holder is entitled.

       4.5 Adjustment of Purchase Price and Number of Shares. The number of shares of Common Stock issuable upon exercise of this Option, and the Purchase Price, are subject to adjustment upon the occurrence of the following events:

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       4.6    Adjustment for Stock Splits, Dividends, Recapitalizations, Etc.
The Purchase Price shall be subject to adjustment, upward or downward, pro rata, to reflect any stock dividend, stock split, combination of shares, recapitalization or other similar event. The number of shares issuable upon exercise shall be adjusted such that the dollar amount determined by multiplying the Purchase Price by the number of shares purchasable upon exercise of the Option shall be the same after the event necessitating the adjustment as before. Thus, in the event of a 2-for-1 stock split, the Purchase Price shall be divided by two and the number of shares shall be doubled.

       4.7 Adjustment for Reorganization, Consolidation, Merger, Etc. In case the Company after the date hereof shall (a) effect a reorganization, (b) consolidate with or merge into any other entity, or (c) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Option, on exercise hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, shall receive, in lieu of the Common Stock issuable upon exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution if such holder had exercised this Option immediately prior thereto. Upon any such reorganization, consolidation, merger or transfer, and any dissolution following any event, referred to in this Section 4.7, this Option shall continue in full force and effect and the terms thereof shall be applicable to the shares of stock and other securities and property receivable upon exercise after the consummation of such reorganization, consolidation, merger or transfer, or the effective date of any dissolution following any such event, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the entity acquiring all or substantially all of the properties or assets of the Company.

       4.8 No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, consolidation, merger, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Option against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not set the par value of any shares of stock receivable upon the exercise of this Option above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon exercise.

       4.9 Certificate as to Adjustments. In case of any adjustment or readjustment in the price or number or kind of securities issuable on the exercise of this Option, the Company will compute such adjustment or readjustment in accordance with the terms hereof and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will mail a copy of each such certificate to the holder hereof.

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       4.10   Notices of Record Date, Etc. In the event of any of the following events: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (b) any capital reorganization of the Company, any reclassification or reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person; or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then and in each such event the Company will mail to the holder hereof a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (y) the date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if one is to be fixed, as of which the holders of record of Common Stock or other securities shall be entitled to exchange their shares of Common Stock or other securities for securities or other property deliverable on such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

       4.11 Reservation of Shares, Etc. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of this Option as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Option in full. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; and without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value, if any, per share of the Common Stock will at all times be equal to or less than the then effective Purchase Price.

       4.12 Registration Right. The Company will cause the shares underlying this Option to be registered under the Act upon written request given by holder after the occurrence of an event entitling holder to exercise this Option but at least 15 days prior to exercise of this Option provided that such registration may be made on Form S-8 prior to such exercise.

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       4.13   Assignment. This Option shall be assignable without the consent of the Board of Directors of Company in whole or in part to the spouse or lineal ancestors or descendants of Optionee, outright or in trust.

       5. Benefits. During the term of this Agreement, Executive shall be entitled to the following executive benefits:

              5.1 Executive shall be entitled to vacation time without reduction in salary, in accordance with the corporate policies.

              5.2 During the period of his employment, Executive shall be reimbursed in accordance with the corporate policies, for traveling and other business expenses incurred in connection with the performance of his duties hereunder, subject to reasonable verification as required in order for the Corporation to comply with applicable laws and regulations and accounting practices.

              5.3    Executive shall not be required to relocate.

              5.4 Executive shall be provided paid health insurance for himself and his family.

              5.5 Executive shall be entitled to participate in the Corporation's Profit Sharing Plan and Trust for each fiscal year of the Corporation during the term of this Agreement. The terms of the Plan and Trust and the administration of said plan are hereby incorporated by reference to the Plan originally effective February 1, 1995, as amended January 1, 2001. A copy of the Plan is on file at the Offices of the Corporation

              5.6 Executive shall be entitled to all other benefits of employment generally available to members of management of the Corporation.

       6. Termination. The employment of Executive may be terminated at any time by:

              (i)    Mutual agreement with 30 days notice; or

              (ii) Action of the Board of Directors, on thirty days' prior written notice, in the event of illness or disability of Executive resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months; or

              (iii) Action of the Board of Directors, if the Board determines that Executive is in material default in the performance of his obligations, services or duties hereunder (other than for illness or incapacity) or has materially breached any provision

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of this Agreement and such default or breach has continued for twenty (20) days after written notice of such non-performance or breach. Any breach charged by the Board will be considered material if it causes serious and irreparable harm to the Company. If past performance is cured within the twenty (20) days subsequent to written notice of default, Executive will be considered restored to his position prior to the breach, with subsequent actions by the Board for default by Executive subject to all the provisions herein for written notice and time to cure. During any such period that Executive is alleged to have breached, and until resolution, through arbitration should Executive contest the Board's findings, or termination, Executive shall receive his full compensation.

       7      Trade Secrets. Executive agrees that he will not, during or after the termination of his employment with the Corporation, furnish or make accessible to any person, firm, corporation or any other entity any trade secrets, technical data, customer list, sales representatives, or know-how acquired by him during the term of his employment with the Corporation which relates to the business, practices, methods, processes, programs, equipment or other confidential or secret aspects of the business of the Company, or its subsidiaries or affiliates or any portion thereof, without the prior written consent of the Corporation, unless such information shall have become public knowledge, other than being divulged or made accessible by Executive.

       8      Non-disclosure. During the term of his employment and for two (2)
years after its termination, Executive will not, directly or indirectly, disclose the names of the Corporation's customers, prospects or sales representatives or those of its subsidiaries and affiliates or attempt to influence such customers or representatives to cease doing business with the Company or its subsidiaries or affiliates.

       Executive shall communicate and make known to the Corporation all knowledge possessed by him which he may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Corporation and its subsidiaries and affiliates from the time of entering his employment until the termination thereof.

       9      Conflict of Interest. Executive agrees that during the term of his employment and any extensions thereof, he will comply with the policy of the Corporation with respect to the Executive entering into, directly or indirectly, any transactions with any business organization or other entity in which he or any member of his family has a direct or indirect interest.

       10     Assignment, Change in Control

       10.1 The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation, including in the event of a Change in Control. Change in Control shall mean any transaction or series of related transactions, whether involving the Corporation, the Holders of any class or series of its Stock (whether now or hereafter authorized), or both, resulting in any Person or group of Persons acting in concert who were not theretofore

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the Holder or Holders of Voting Securities enabling the Holder or Holders thereof to cast more than a majority of the votes which may be cast for the election of directors becoming the Holder or Holders of at least such amount of Voting Securities (for such purpose, treating instruments or Securities issued in such transaction which are convertible into or exchangeable or exercisable for Voting Securities as being so converted, exchanged or exercised upon issuance, regardless of the terms thereof).

       11     Miscellaneous.

              11.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

              11.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice to be given to Executive shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

              11.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

              11.4 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERICAN ACCESS TECHNOLOGIES, INC.

By: _____________________________

Title: _________________________


___________________________________

JOHN PRESLEY

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